Exhibit 4.9

EXHIBIT 4.9

Amending Agreement of Purchase and Sale dated June 6, 2014 between Prodigy Gold Inc.
(“Argonaut”) and Richmont Mines Inc. (“Richmont”)

AMENDING AGREEMENT

THIS AMENDING AGREEMENT dated the 6th day of June, 2014.

BETWEEN:

PRODIGY GOLD INC.

("**Argonaut**")

- and -

RICHMONT MINES INC.

("**Richmont**")

WHEREAS:

A. by an agreement of purchase and sale dated October 15, 2013 (the "**Original Agreement**") between Argonaut and Richmont, Argonaut agreed to transfer to Richmont certain mining claims and mining leases as more particularly described in the Original Agreement and Richmont agreed to transfer certain mining claims and mining leases to Argonaut as more particularly described in the Original Agreement;

B. the parties wish to alter the mining claims and mining leases to be transferred to each other under the Original Agreement;

C. certain consents or approvals from Governmental Bodies are required in order to complete the transfer of mining claims and mining leases as set forth in the Original Agreement, and these consents or approvals are not likely to be available in a timely manner; and

D. the parties wish to amend the Original Agreement to provide for an interim operating period prior to Closing, wherein the parties shall grant to one another certain rights to operate on the Transferred Property;

NOW THEREFORE this Agreement witnesses that in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto agree as follows, namely:

ARTICLE 1
AMENDMENTS TO TRANSFERRED PROPERTY

1.01 Schedule A to the Original Agreement is hereby deleted and replaced with Schedule "A" hereto.

1.02 Schedule B to the Original Agreement is hereby deleted and replaced with Schedule "B" hereto.

1.03 Schedule C to the Original Agreement is hereby deleted and replaced with Schedule "C" hereto.

1.04 Schedule D to the Original Agreement is hereby deleted and replaced with Schedule "D" hereto.

1.05 Reference to the Argonaut Easement in the Original Agreement shall be deleted.

1.06 The defined term **"Richmont Transferred Property"** is deleted and replaced with the following:

"Richmont Transferred Property" means the surface rights and mining rights set forth in Part I of Schedule "B" to this Agreement and all grants, concessions, permits, patents or other mineral interests of whatsoever nature or kind pertaining thereto.

1.07 On the Occupation Date (as hereinafter defined) the parties shall enter into a hundred metre licence agreement in the form attached as Schedule "E" hereto (the "**Hundred Metre Licence Agreement**").

1.08 Appendix "A" to Schedule "G" of the Original Agreement is hereby modified by deleting the following text therefrom:

"PART OF PIN 31127-0028(LT): part of PCL 1788 SEC AL; PT MINING CLAIM SSM543310 FINAN PT 1-3 1R7043 EXCEPT PT 2 1R7043 SRO, THE SRO ON & OVER A STRIP OF LAND ALONG THE NLY & SLY LIMITS OF A TRAVELLED ROAD & WHICH STRIPS OF LAND ARE BOUNDED BY THE SAID LIMITS & BY LINES EVERY POINT OF WHICH IS DISTANT 300 FT FROM THE NEAREST POINT IN THE SAID LIMITS."

1.09 Appendix "A" to Schedule "H" of the Original Agreement is hereby modified by deleting the following text therefrom:

"PART OF PIN 31127-0019(LT): PART OF PCL 1218 SEC AWS SRO; MINING CLAIM SSM2048 FINAN; DISTRICT OF ALGOMA.

PIN 31127-0021(LT): PCL 1219 SEC AWS SRO; MINING CLAIM SSM2053 FINAN; PT MINING CLAIM SSM2102 FINAN NOT COVERED BY THE WATER OF GOUDREAU LAKE AS IN A3392 EXCEPT THE SRO ON & OVER A STRIP OF LAND ONE CHAIN IN PERPENDICULAR WIDTH ALONG THE SHORE OF GOUDREAU LAKE; DISTRICT OF ALGOMA.

UNPATENTED MINING CLAIM NO. SSM827520 and UNPATENTED MINING CLAIM NO. SSM1234858."

ARTICLE 2
CLARIFICATION OF CONSENTS REQUIRED

2.01 Section 2.5(a) of the Original Agreement is hereby modified by adding subsection (v) immediately following subsection (iv) thereto:

"(v) the following specific consents and approvals:

(A) consent of the Minister to the transfer of the leasehold interest in mining claim SSM722481 (as legally described in Schedule "A" hereto); and

(B) a reference plan or plans, deposited with the applicable land titles office, sufficient to specifically identify those parts of the Argonaut Transferred Property that are not specifically identified by an existing deposited reference plan,"

2.02 Section 2.5(b) of the Original Agreement is hereby modified by adding subsection (vi) immediately following subsection (v) thereto:

"(vi) the following specific consents and approvals:

(A) a reference plan or plans, deposited with the applicable land titles office, sufficient to specifically identify those parts of mining claims SSM2054 and SSM2055 (as legally described in Schedule "B" hereto) forming part of the Richmont Transferred Property that are not specifically identified by an existing deposited reference plan;

(B) consent of the Minister to the transfer of the leasehold interest in mining claim SSM543310 (as legally described in Schedule "B" hereto), together with such other requirements of the Ministry in order to transfer said mining claim including, but not limited to, the cancellation of the current mining lease of which mining claim SSM543310 is a part and the issuance of a new and distinct mining lease for mining claim SSM543310;

(C) Severance Consent for the transfer of mining claims SSM1770 and SSM1771 (as legally described in Schedule "B" hereto), together with a reference plan or plans, deposited with the applicable land titles office, sufficient to specifically identify those parts of mining claims SSM1770 and SSM1771 (as legally described in Schedule "B" hereto), forming part of the Richmont Transferred Property, that are not specifically identified by an existing deposited reference plan; and

(D) Severance Consent for the transfer of mining claims AC42 and AC43 (as legally described in Schedule "B" hereto), together with

a reference plan or plans, deposited with the applicable land titles office, sufficient to specifically identify those parts of mining claims AC42 and AC43 (as legally described in Schedule "B" hereto), forming part of the Richmont Transferred Property, that are not specifically identified by an existing deposited reference plan,"

2.03 Section 2.5(c) of the Original Agreement is hereby deleted and replaced with the following:

"In connection with any of the foregoing deliverables, consents, approvals or applications to be obtained by each of the parties, each party shall promptly apply for and diligently prosecute such deliverables, consents, approvals or applications and, upon obtaining the same, shall diligently proceed to satisfy any conditions imposed thereby."

ARTICLE 3
AMENDMENTS REGARDING CLOSING AND INTERIM PERIOD

3.01 Article 5 of the Original Agreement is hereby deleted in its entirety and replaced with the restated Article 5 attached as Schedule "F" hereto.

3.02 Section 6.1 of the Original Agreement is hereby deleted in its entirety.

3.03 Section 6.2 of the Original Agreement shall be amended by inserting the following paragraphs at the end of the Section:

"Argonaut further agrees not to take any steps to prevent the use, maintenance and operation of any access roads by Richmont which are used to access mining claims AC38, AC39, AC40, and AC 41. If at any time, it is desirable or expedient for Argonaut's purposes that said access roads be relocated, then Argonaut, upon reasonable prior notice and consent of Richmont, such consent not to be unreasonably withheld or delayed, and at Argonaut's sole cost and expense, shall have the right to relocate said access roads to another location.

Each party agrees to use its best efforts to enter into an easement agreement immediately following determination by Argonaut of the most appropriate location of its operating site relating to the properties bearing PIN 31127-0016(LT) and PIN 31127-0019, PIN 31127-0018(LT), and that part of PIN 31140-0078(LT) comprising mining claims AC42 and AC 43 (the "**Servient Lands**"), wherein Argonaut shall grant an easement, in perpetuity (but limited to a period of twenty-one (21) years less one (1) day in the event that the consent of the relevant authority cannot be obtained to an easement in perpetuity), for the right, easement and right-of-way in common with others entitled thereto through, over, across, and upon the Servient Lands, or such part of the Servient Lands (or, if required, other adjacent lands owned by Argonaut) as is reasonably required to give Richmont access to that part of PIN 31140-0078(LT) comprising mining claims AC38, AC39, AC40, AC41 (the "**Dominant Lands**"), in favour of the Dominant Lands, for the purpose of ingress and egress to the Dominant Lands. Argonaut shall use commercially reasonable efforts to obtain the consent of the relevant authority to the grant of such easement and, if and

when such consent is granted, cause said easement to be registered against title to the Servient and Dominant Lands.

In the event that the easement granted by Argonaut over the Servient Lands is limited to a period of twenty-one (21) years less one (1) day, Argonaut agrees to apply to the relevant authority, at least nine (9) months prior to the expiration of the easement, for consent under Section 53 of the *Planning Act* (Ontario) for an easement in perpetuity. If such consent for an easement in perpetuity is not granted by the relevant authority, Argonaut and Richmont shall enter into an agreement granting a license of occupation to Richmont over the Servient Lands for a period of twenty-one (21) years less one (1) day, with payment of a nominal rent equal to one (1) dollar."

3.04 Schedule "G" hereto is hereby added to the Original Agreement as Schedule "I" thereto.

3.05 Section 1.1 of the Original Agreement is hereby amended by deleting the definition of the term "Closing Date" therefrom and replacing it with the following:

""**Closing Date**" has the meaning ascribed thereto in Section 5.8."

3.06 Section 1.1 of the Original Agreement is hereby amended by adding the following definitions thereto:

""**Amending Agreement**" means the amending agreement to this agreement of purchase and sale, dated as of June 6, 2014.

"**End Date**" means May 31, 2016.

"**Occupation Date**" means the date which is five (5) business days after the date of the Amending Agreement.

"**Occupation Period**" means the period commencing on the Occupation Date and ending on the earlier of: (i) the Closing Date; (ii) the End Date. In respect of any lease forming part of the Transferred Property, to the extent that such lease expires in accordance with the terms of Section 5.7 hereof, the end date of the Occupation Period for such lease shall be the date on which such lease expires.

"**Operating Agreement**" means the agreement attached as Schedule "I" hereto."

ARTICLE 4
GENERAL

4.01 All capitalized terms used but not defined herein have the meanings ascribed thereto in the Original Agreement.

4.02 The parties hereto confirm that, save as amended hereby, the Original Agreement remains in full force and effect unamended other than by this Agreement. The Original Agreement, as amended by this Agreement, is confirmed, is in full force and effect and shall be read as a single agreement. Time shall remain of the essence in all respects.

IN WITNESS WHEREOF the parties have executed this Agreement on the date and year first above written.

PRODIGY GOLD INC.

Per: ______________________
Name: Curtis K. Turner
Title: Secretary

Per: ______________________
Name:
Title:

RICHMONT MINES INC.

Per: ______________________
Name: PAUL CARMEL
Title: PRESIDENT + CEO

Per: ______________________
Name:
Title:

SCHEDULE "A"

ARGONAUT TRANSFERRED PROPERTY

1. UNPATENTED MINING CLAIM NO. SSM827520 and UNPATENTED MINING CLAIM NO. SSM1234858.

2. PIN 31127-0088(LT): PCL 1785 SEC AL; MRO, MINING CLAIM SSM722481 FINAN PT 1 1R6802; DISTRICT OF ALGOMA.

The mining rights in each of:

3. PART OF PIN 31127-0020(LT): PART OF PCL 12160 SEC AWS MRO; MINING CLAIM SSM2048 FINAN; DISTRICT OF ALGOMA.

4. PIN 31127-0022(LT): PCL 12161 SEC AWS MRO; MINING CLAIM SSM2053 FINAN; PT MINING CLAIM SSM2102 FINAN NOT COVERED BY THE WATER OF GOUDREAU LAKE AS IN A3392; DISTRICT OF ALGOMA,

In the case of Item Nos. 3 and 4, each below a depth of four hundred (400) meters.

SCHEDULE "B"

RICHMONT TRANSFERRED PROPERTY AND RICHMONT CONDITIONAL PROPERTY

Part I – Richmont Transferred Property

The surface rights and mining rights in each of:

1. PIN 31127-0018(LT): PCL 1462 SEC AWS; MINING CLAIM SSM2054 FINAN; MINING CLAIM SSM2055 FINAN PT 1-3, 5 1R10407, PT 4 1R10407 MRO EXCEPT THE SRO ON AND OVER A STRIP OF LAND ONE CHAIN IN PERPENDICULAR WIDTH AROUND THE SHORE OF GOUDREAU LAKE & WEBB LAKE; DISTRICT OF ALGOMA.

2. PIN 31127-0035(LT): PCL 2887 SEC AWS; MINING CLAIM SSM1770 FINAN; MINING CLAIM SSM1771 FINAN EXCEPT LT214971; DISTRICT OF ALGOMA.

3. PART OF PIN 31140-0078(LT): PART OF PCL 1956 SEC AWS; PT TWP OF AGUONIE, MINING CLAIM AC42 AND AC43, DISTRICT OF ALGOMA,

4. PART OF PIN 31127-0028(LT): PART OF PCL 1788 SEC AL; PT MINING CLAIM SSM543310 FINAN PT 1-3 1R7043 EXCEPT PT 2 1R7043 SRO, THE SRO ON & OVER A STRIP OF LAND ALONG THE NLY & SLY LIMITS OF A TRAVELLED ROAD & WHICH STRIPS OF LAND ARE BOUNDED BY THE SAID LIMITS & BY LINES EVERY POINT OF WHICH IS DISTANT 300 FT FROM THE NEAREST POINT IN THE SAID LIMITS.

In the case of Item Nos. 1 to 3, each to a depth of four hundred (400) meters.

Part II – Richmont Conditional Property

The surface rights and mining rights in:

5. PART OF PIN 31127-0034(LT): PCL 1855 SEC AWS; MINING CLAIM SSM3859 FINAN; MINING CLAIM SSM3860 FINAN; MINING CLAIM SSM3861 FINAN; MINING CLAIM SSM3951 FINAN EXCEPT LT218685; DISTRICT OF ALGOMA,

In the case of Item No. 5, to a depth of four hundred (400) meters.

APPENDIX "C" - SKETCH


ARGONAUT GOLD
Argonaut Claim Map
Projection: NAD 1983 UTM Zone 16N
Last updated: 30 Jan 2014
Legend
Partial Rights: RIC to AR
Full Rights: RIC to AR
Partial Rights: AR to RIC
Full Rights: AR to RIC
Subject to license agreement
Scale 1:5,000
SSM3866
SSM3859
SSM3951
Goudreau Road
Island Gold Mine
Goudreau Lake
SSM722491
Webb Lake
SSM2102

SCHEDULE "C"

EXISTING ROYALTIES

Part I - Argonaut Existing Royalty

Pursuant to a memorandum of agreement between Cavendish Investing Ltd. ("**Cavendish**") and Muscocho Exploration Limited ("**Argonaut**") dated November 1, 1985, Argonaut shall pay to Cavendish a royalty of 10% of Argonaut's share of net profits derived from its participation in the joint venture constituted pursuant to the joint venture agreement dated September 30, 1981 between Cavendish and Rico Copper (1966) Limited (the "**Joint Venture**") as the same may be from time to time following its acquisition of the Joint Venture interest, with "net profits" being the monies received by Argonaut from its interest in the Joint Venture after Argonaut has received payment of all costs (as defined in the Joint Venture agreement) incurred. The memorandum of agreement will apply to the following Argonaut Transferred Property:

PART OF PIN 31127-0020(LT): PART OF PCL 12160 SEC AWS MRO; MINING CLAIM SSM2048 FINAN; DISTRICT OF ALGOMA.

PIN 31127-0022(LT): PCL 12161 SEC AWS MRO; MINING CLAIM SSM2053 FINAN; PT MINING CLAIM SSM2102 FINAN NOT COVERED BY THE WATER OF GOUDREAU LAKE AS IN A3392; DISTRICT OF ALGOMA.

Any and all royalty agreements related to or pertaining to the Argonaut Transferred Property, provided that copies of such royalty agreements have been delivered to Richmont or are registered on title to the Argonaut Transferred Property.

Part II – Richmont Existing Royalty

Pursuant to a Royalty Agreement between Patricia Mining Corp. ("**Patricia**"), Richmont and Algoma Steel Inc. ("**Algoma**") dated January 12, 2006, the Joint Venture formed of Patricia and Richmont is obligated to pay to Algoma a Net Profits royalty interest equal to 15% of the gross revenues realized from the sale or deemed sale of ores produced from the Goudreau Property or concentrates derived therefrom less costs. This Royalty Agreement will apply to the following Richmont Transferred Property:

PIN 31127-0018(LT): PCL 1462 SEC AWS; MINING CLAIM SSM2054 FINAN; DISTRICT OF ALGOMA.

PIN 31127-0035(LT): PCL 2887 SEC AWS; MINING CLAIM SSM1770 FINAN; DISTRICT OF ALGOMA.

Pursuant to a Mineral Property Acquisition Agreement between Canada Tungsten Inc., 11126 Yukon Ltd. and Patricia dated February 9, 1996, Patricia is obligated to pay to Canada Tungsten Inc. and 11126Yukon Ltd. a 2% net smelter return royalty in connection with all ores, gravel, sand, metals and minerals mined and removed from any mineral interest comprising the Property, including, without limitation, diamonds and other precious gems, mined or extracted

from the Property or any portion thereof and any concentrates produced therefrom. This 2% net smelter return royalty will apply to the following Richmont Transferred Property:

PIN 31127-0018(LT): PCL 1462 SEC AWS; MINING CLAIM SSM2054 FINAN; MINING CLAIM SSM2055 FINAN PT 1-3, 5 1R10407, PT 4 1R10407 MRO EXCEPT THE SRO ON AND OVER A STRIP OF LAND ONE CHAIN IN PERPENDICULAR WIDTH AROUND THE SHORE OF GOUDREAU LAKE & WEBB LAKE; DISTRICT OF ALGOMA.

PIN 31127-0035(LT): PCL 2887 SEC AWS; MINING CLAIM SSM1770 FINAN; MINING CLAIM SSM1771 FINAN EXCEPT LT214971; DISTRICT OF ALGOMA.

PART OF PIN 31140-0078(LT): PART OF PCL 1956 SEC AWS; PT TWP OF AGUONIE, MINING CLAIM AC42 AND AC43, DISTRICT OF ALGOMA,

Pursuant to a Short Form Royalty Agreement between Aur Resources Inc. and Patricia dated February 18, 2000, Patricia is obligated to pay to Aur Resources Inc. a 3% net smelter return royalty in connection with all ores, gravel, sand, metals and minerals mined and removed from any mineral interest comprising the Properties, including, without limitation, diamonds and other precious gems, mined or extracted from the Properties or any portion thereof and any concentrates produced therefrom.

This 3% net smelter return royalty will apply to the following Richmont Transferred Property:

PART OF PIN 31127-0028(LT): part of PCL 1788 SEC AL; PT MINING CLAIM SSM543310 FINAN PT 1-3 1R7043 EXCEPT PT 2 1R7043 SRO, THE SRO ON & OVER A STRIP OF LAND ALONG THE NLY & SLY LIMITS OF A TRAVELLED ROAD & WHICH STRIPS OF LAND ARE BOUNDED BY THE SAID LIMITS & BY LINES EVERY POINT OF WHICH IS DISTANT 300 FT FROM THE NEAREST POINT IN THE SAID LIMITS.

Any and all royalty agreements related to or pertaining to the Richmont Transferred Property, provided that copies of such royalty agreements have been delivered to Argonaut or are registered on title to the Richmont Transferred Properties.

SCHEDULE "D"

PERMITTED LIENS

Part I - Argonaut Permitted Liens

PART of PIN 31127-0020(LT):

1. Instrument No. LT30627 registered May 29, 1953 is a Transfer of Easement from Chillicopper Corporation Limited in favour of Great Lakes Power Corporation Limited affecting SSM2052, SSM2051, SSM 2049 and SSM2050.

2. Instrument No. LT113588 registered July 13, 1981 is a Transfer of Easement from Great Lakes Power Corporation Limited to Great Lakes Power Limited, relating to Instrument No. LT30627.

3. Instrument No. LT194827 registered July 11, 1994 is a Notice of Provisional Certificate of Approval for a Waste Disposal Site affecting SSM 2051 and SSM2050.

4. Instrument No. AL55944 registered on July 3, 2009 is an Application General which is an assignment and transfer of easements from Great Lakes Power Limited to Great Lakes Power Distribution Inc. relating to Instrument No. LT30627 and LT113588.

PIN 31127-0022(LT):

5. Nil

PIN 31127-0088(LT):

6. Instrument No. LT155464 registered July 8, 1988 is a Crown Lease in favour of McNellen Resources Inc. and Muscocho Explorations Ltd/Les Explorations Muscocho Ltee.

7. Instrument No. AL66072 registered February 5, 2010 is a Notice of Renewal of Mining Lease in favour of Golden Goose Resources Inc., which changed its name to Prodigy Gold Inc. by Instrument No. AL117122 registered on May 7, 2013.

UNPATENTED MINING CLAIM NO. SSM1234858:

8. All registrations reflected on the Mining Claim Database maintained by the Minister.

UNPATENTED MINING CLAIM NO. SSM827520

9. All registrations reflected on the Mining Claim Database maintained by the Minister.

Part II - Richmont Permitted Liens

PART OF PIN 31127-0028(LT):

10. Instrument No. LT156147 registered August 5, 1988 is a Crown Lease in favour of Canamax Resources Inc./ Resources Canada Inc.

11. Instrument No. LT227471 registered February 21, 2000 is a Royalty Agreement between Aur Resources Inc. and Patricia Mining Corp.

12. Instrument No. AL61402 registered October 23, 2009 is a Renewal of Mining Lease in favour of Richmont Mines Inc.

PART OF PIN 31127-0034(LT):

13. Instrument No. LT146739 registered May 1, 1987 is a Notice of Royalty Interest Agreement between Canamax Resources Inc. and The Algoma Steel Corporation, Limited.

14. Instrument No. LT227469 registered February 21, 2000 is a Notice of Royalty Agreement between Patricia Mining Corp. and Aur Resources Inc.

PART OF PIN 31127-0018(LT):

15. Instrument No. LT29817 registered April 16, 1952 is a Transfer of Easement from Algoma Exploration Company Limited in favour of Great Lakes Power Corporation Limited

16. Instrument No. LT113588 registered July 13, 1981 is a Transfer of Easement from Great Lakes Power Corporation Limited to Great Lakes Power Limited, relating to Instrument No. LT29817.

17. Instrument No. LT253136 registered November 17, 2004 being a Notice of a Royalty Agreement between Patricia Mining Corp. and Aur Resources Inc.

18. Instrument No. LT263915 registered March 13, 2006 is a Notice of Royalty Agreement between Patricia Mining Corp., Richmont Mines Inc. and Algoma Steel Inc.

19. Instrument No. AL55944 registered on July 3, 2009 is an Application General which is an assignment and transfer of easements from Great Lakes Power Limited to Great Lakes Power Distribution Inc. relating to Instrument No. LT29817 and LT113588.

PIN 31127-0035(LT):

20. Instrument No. LT253136 registered November 17, 2004 being a Notice of a Royalty Agreement between Patricia Mining Corp. and Aur Resources Inc.

21. Instrument No. LT263915 registered March 13, 2006 is a Notice of Royalty Agreement between Patricia Mining Corp., Richmont Mines Inc. and Algoma Steel Inc.

PART OF PIN 31140-0078(LT):

22. Instrument No. LT15415 registered May 16, 1922 is a Transfer between The Algoma Central and Hudson Bay Railway Company and Guy Lawrence Ramsay which is subject to a reservation.

23. Instrument No. LT20366 is a Transfer between The Algoma Central and Hudson Bay Railway company and Algoma Exploration and Development Company, which is subject to a right.

24. Instrument No. LT29817 registered April 16, 1952 is a Transfer of Easement from Algoma Exploration Company Limited in favour of Great Lakes Power Corporation Limited.

25. Instrument No. LT113588 registered July 13, 1981 is a Transfer of Easement from Great Lakes Power Corporation Limited to Great Lakes Power Limited, relating to Instrument No. LT29817.

26. Instrument No. LT263911 registered March 13, 2006 is a Transfer between Algoma Steel Inc. and Patricia Mining Corp, which reserves an easement.

27. Instrument No. LT263915 registered March 13, 2006 is a Notice of Royalty Agreement between Patricia Mining Corp., Richmont Mines Inc. and Algoma Steel Inc.

28. Instrument No. AL55944 registered on July 3, 2009 is an Application General which is an assignment and transfer of easements from Great Lakes Power Limited to Great Lakes Power Distribution Inc. relating to Instrument No. LT29817 and LT113588.

SCHEDULE "E"

HUNDRED METRE LICENSE AGREEMENT

THIS AGREEMENT dated the ___ day of ________________, 2014.

AMONG:

PRODIGY GOLD INC.

("Argonaut")

- and -

RICHMONT MINES INC.

("Richmont")

WHEREAS Richmont is the tenant of the lands legally described in Part 1 of Appendix "A" hereto (the "**Leasehold License Lands**") and the owner of the lands legally described in Part 2 of Appendix "A" hereto (the "**Fee-Simple License Lands**", and collectively with the Leasehold License Lands, the "**License Lands**");

AND WHEREAS Argonaut is the owner of the lands, or portions of the lands, legally described in Appendix "B" hereto (the "**Dominant Tenement**")

AND WHEREAS pursuant to an agreement of purchase and sale dated October 15, 2013 (as amended, restated, supplemented, modified, or assigned from time to time, collectively the "**Purchase Agreement**") Argonaut agreed to transfer to Richmont certain mining claims and mining leases as more particularly described in the Purchase Agreement and Richmont agreed to transfer certain mining claims and mining leases to Argonaut as more particularly described in the Purchase Agreement;

AND WHEREAS the Purchase Agreement provides for the execution and delivery of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration and the sum of TEN DOLLARS ($10.00) of lawful money of Canada now paid by each of the parties hereto to each of the others (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby covenant and agree, to and with each other, as follows:

ARTICLE 1
RECITALS & DEFINITIONS

1.01 The recitals hereinbefore set forth are true in substance and in fact.

1.02 In addition to any other words, terms or phrases specifically defined elsewhere in this Agreement, the following terms shall have the meanings hereafter ascribed to them:

(a) "**Permittees**" means a party's successors, assigns and successors in title (including, without limitation, its agents, contractors, workmen, customers, visitors, invitees and licensees and the agents, contractors, workmen, customers, visitors, invitees and licensees of the successors, assigns and successors in title).

(b) "**Term**" means fifty (50) years less one (1) day from the date of this Agreement. In respect of the Leasehold License Lands, to the extent that the lease of the Leasehold License Lands expires in accordance with the terms of Article 8 hereof, the end date of the Term for the Leasehold License Lands shall be the date on which such lease expires.

ARTICLE 2
GRANT OF LICENSE

2.01 Richmont hereby transfers, grants and conveys to Argonaut and its Permittees for the duration of the Term a free and uninterrupted, exclusive license over the License Lands (the "**License**") for the following purposes:

(a) to access lake water located on or adjacent to the License Lands and/or any lands owned from time to time by Argonaut and in connection therewith to install and maintain pipes to transport such water;

(b) to dig, drill, excavate, mine, or explore the License Lands, including to conduct any baseline studies and any work required in order to develop the License Lands and/or any lands owned from time to time by Argonaut into a minable resource ;

(c) to construct any berm, dyke, wall, road, path, or barrier as required in order to facilitate Argonaut's business activities appurtenant to the License Lands and/or any lands owned from time to time by Argonaut;

(d) to travel through, upon, along or under any portion the License Lands and/or use the License Lands for the purposes of access to any lands owned from time to time by Argonaut as required for activities as are consistent with Argonaut's business; and

(e) such other activities as are consistent with Argonaut's business;

2.02 Richmont confirms and agrees that the License shall include the right to, and that Argonaut shall be permitted to, extract, mine, and/or remove any and all ores, minerals, metals and materials from the License Lands, and that Argonaut shall retain the rights to any such ores, minerals, metals and materials so extracted, mined, and/or removed.

ARTICLE 3
ACCESS TO LICENSE LANDS

3.01 For the purposes of access to the License Lands, Richmont hereby transfers, grants and conveys to Argonaut and its Permittees for the duration of the Term a free and uninterrupted, non-exclusive license to travel through, upon, along or under any lands owned, either directly or indirectly, by Richmont and/or its affiliates or subsidiaries.

ARTICLE 4
RIGHT TO TRANSFER

4.01 The parties agree that Argonaut may, at its option, transfer or assign the License or any part thereof to its successors, assigns and successors in title of the Dominant Tenement. Richmont agrees to cooperate with Argonaut in the exercise of such right and to take such actions and execute such documents as reasonably required to give effect to such transfers or assignments.

ARTICLE 5
EASEMENT

5.01 The parties agree that the license granted over the Fee-Simple License Lands pursuant to Section 2.01 shall be appurtenant to and run with each and every part of the Dominant Tenement for the benefit of Argonaut and its Permittees and that the burden, terms and conditions of the license granted over the Fee-Simple License Lands pursuant to Section 2.01 shall bind Richmont and its Permittees and shall be annexed to and run with each and every part of the Fee-Simple License Lands so as to constitute an easement for the duration of the Term, for the benefit of the Dominant Tenement (the "**Easement**"). Richmont agrees to cooperate with Argonaut by taking such actions and executing such documents as reasonably requested by Argonaut to preserve or confirm Argonaut's right to such easement including, but not limited to, permitting Argonaut to register a notice of this easement and/or this Agreement on title to the Fee-Simple License Lands. The parties agree that notice of such easement and/or this Agreement may, at Argonaut's discretion, be registered on title to the Dominant Tenement or any part thereof.

ARTICLE 6
COOPERATION AND USE OF LICENSE

6.01 The parties hereby agree to cooperate with each other in connection with the use of the License Lands to minimize the interruptions, disruptions or inconvenience occasioned to the other party pursuant to each party's use of the License Lands and/or the lands surrounding the License Lands.

ARTICLE 7
MUTUAL INDEMNITY

7.01 Each of the parties hereby covenant and agree to indemnify and save each other harmless (except for loss or damage resulting from the gross negligence of such other parties) from and against any and all claims, costs, damages and liabilities which any one or more of

them may suffer or incur as a result of any of them or their respective Permittees using or enjoying the License Lands.

ARTICLE 8
RENEWAL OF LEASEHOLD LICENSE LANDS

8.01 One-hundred and twenty (120) days prior to the expiration of the term of the Leasehold License Lands, Richmont shall provide notice to Argonaut of the impending expiration or such leasehold interest. Upon receipt of such notice, the Argonaut shall have ten (10) days to request that Richmont: (i) allow such leasehold interest to expire and/or make an application to the Minister to have such leasehold interest issued in favour of Argonaut; (ii) apply for and diligently pursue a renewal of such leasehold interest; or (iii) take such other actions in respect of such leasehold interest as may be reasonably required by Argonaut. Richmont shall, at its expense, take such actions as are requested by Argonaut pursuant to this section.

ARTICLE 9
SUCCESSORS AND ASSIGNS

9.01 This Agreement shall be binding upon, and shall enure to the benefit of the parties hereto and their respective successors and assigns.

9.02 It shall be a precondition to the valid sale, transfer, or other conveyance of the whole or any portion of the License Lands that the transferee shall deliver to the other applicable party hereto a written covenant to be bound by all of the terms, covenants and conditions hereof. Furthermore, no mortgaging of charging of the whole or any portion of the License Lands shall occur unless the mortgagee or chargee agrees in writing with the other applicable party hereto that if and for so long as it is in possession, control or ownership of any portion of the License Lands it shall be bound by all of the terms, covenants and conditions hereof.

ARTICLE 10
PLANNING ACT

10.01 This Agreement, and specifically the Easement, is subject to the provisions of the *Planning Act* (Ontario), as amended. This Agreement, and specifically the Easement, is to be effective only if the provisions of the *Planning Act* (Ontario) are complied with. If any consent to this Agreement or the Easement is required under the *Planning Act* (Ontario) it shall be obtained at Argonaut's own expense and with the consent of Richmont. Until such necessary consent is obtained the term of this Agreement, or of the Easement, as the case may be, shall be read as not exceeding twenty-one (21) years less one (1) day and in the event such consent is not obtained the term hereof, including any renewal options, shall not exceed twenty-one (21) years less one (1) day.

10.02 Richmont hereby consents, authorizes, and directs Argonaut and/or its agents on Richmont's behalf as Richmont's agent (at Argonaut's expense), to apply, as required or at Argonaut's discretion, to the appropriate authority for consent to the terms of this Agreement and/or the Easement under the *Planning Act* (Ontario). Richmont agrees to

cooperate with Argonaut in making such applications and to take such actions and execute such documents as reasonably required in connection therewith.

ARTICLE 11
GENERAL

11.01 Any notice, request, consent, acceptance, waiver or other communication required or permitted to be given under this Agreement shall be given in accordance with the provisions of the Purchase Agreement.

11.02 The headings used throughout the body of this Agreement form no part hereof, but shall be deemed to be inserted for convenience of reference only.

11.03 This Agreement shall be governed by and interpreted in accordance with the provisions of the laws of the Province of Ontario and the laws of Canada applicable therein.

11.04 This Agreement shall be read and construed as the number and gender of the party or parties referred to in each case requires, and as may otherwise be required by the context.

11.05 The parties hereby covenant and agree to forthwith execute all further assurances, easement agreements or other documents or instruments as may be necessary or required to carry out the true intent of these presents.

11.06 If any clause or section of this Agreement shall be determined by a court of competent jurisdiction to be illegal or unenforceable, then such clause or section shall be considered separate and severable from the rest of this Agreement, and the remaining provisions thereof shall remain in full force and effect, and shall be binding upon the parties hereto as though the said illegal or unenforceable clause or section had never been included.

11.07 This Agreement may be executed in one or more counterparts and delivered by facsimile or electronic transmission, each of which when so executed shall constitute an original, and all of which shall together constitute one and the same Agreement.

[Remainder of page intentionally left blank]

DATED this _______ day of _________, 201__.

RICHMONT MINES INC.

By: ______________________________
Name:
Title:

PRODIGY GOLD INC.

By: ______________________________
Name:
Title:

APPENDIX "A"

LICENSE LANDS

PART 1

That portion of the following lands, as shown in green on the sketch included herewith as Appendix "C", to a depth of one-hundred (100) metres:

> PART OF PIN 31127-0028(LT): Part PCL 1788 SEC AL; PT MINING CLAIM SSM825287 FINAN PT 4-6 1R7043; EXCEPT PT 5 1R7043 SRO, THE SRO ON & OVER A STRIP OF LAND ALONG THE NLY & SLY LIMITS OF A TRAVELLED ROAD & WHICH STRIPS OF LAND ARE BOUNDED BY THE SAID LIMITS & BY LINES EVERY POINT OF WHICH IS DISTANT 300 FT FROM THE NEAREST POINT IN THE SAID LIMITS, THE SRO ON & OVER A STRIP OF LAND ALONG THE SHORE OF GOUDREAU LAKE & WHICH STRIP OF LAND IS BOUNDED BY THE HIGH WATER MARK OF SAID LAKE & BY A LINE EVERY POINT OF WHICH IS DISTANT 400 FT FROM THE NEAREST POINT IN THE SAID HIGH WATER MARK; DISTRICT OF ALGOMA.

PART 2

That portion of the following lands, as shown in green on the sketch included herewith as Appendix "C", to a depth of one-hundred (100) metres:

> PIN 31127-0040(LT): PCL 2887 SEC AWS; MINING CLAIM SSM1778 FINAN; DISTRICT OF ALGOMA.

APPENDIX "B"

DOMINANT TENEMENT

1. PIN 31127-0018(LT): PCL 1462 SEC AWS; MINING CLAIM SSM2054 FINAN; MINING CLAIM SSM2055 FINAN PT 1-3, 5 1R10407, PT 4 1R10407 MRO EXCEPT THE SRO ON AND OVER A STRIP OF LAND ONE CHAIN IN PERPENDICULAR WIDTH AROUND THE SHORE OF GOUDREAU LAKE & WEBB LAKE; DISTRICT OF ALGOMA.

2. PIN 31127-0035(LT): PCL 2887 SEC AWS; MINING CLAIM SSM1770 FINAN; MINING CLAIM SSM1771 FINAN EXCEPT LT214971; DISTRICT OF ALGOMA.

3. PART OF PIN 31140-0078(LT): PART OF PCL 1956 SEC AWS; PT TWP OF AGUONIE, MINING CLAIM AC42 AND AC43, DISTRICT OF ALGOMA,

4. PART OF PIN 31127-0028(LT): PART OF PCL 1788 SEC AL; PT MINING CLAIM SSM543310 FINAN PT 1-3 1R7043 EXCEPT PT 2 1R7043 SRO, THE SRO ON & OVER A STRIP OF LAND ALONG THE NLY & SLY LIMITS OF A TRAVELLED ROAD & WHICH STRIPS OF LAND ARE BOUNDED BY THE SAID LIMITS & BY LINES EVERY POINT OF WHICH IS DISTANT 300 FT FROM THE NEAREST POINT IN THE SAID LIMITS.

5. PART OF PIN 31127-0020(LT): PART OF PCL 12160 SEC AWS MRO; MINING CLAIM SSM2048 FINAN; DISTRICT OF ALGOMA.

6. PIN 31127-0022(LT): PCL 12161 SEC AWS MRO; MINING CLAIM SSM2053 FINAN; PT MINING CLAIM SSM2102 FINAN NOT COVERED BY THE WATER OF GOUDREAU LAKE AS IN A3392; DISTRICT OF ALGOMA,

SCHEDULE "F"
REPLACEMENT ARTICLE V TO ORIGINAL AGREEMENT

ARTICLE V
PAYMENT, OCCUPATION PERIOD, AND CLOSING

5.1 Payment of Purchase Prices

(a) The Richmont Purchase Price net of the Argonaut Purchase Price shall be satisfied by payment pursuant to Section 5.3 to the Escrow Agent pursuant to the Escrow Agreement attached as Schedule F.

(b) The Argonaut Purchase Price shall be satisfied by way of set off against the Richmont Purchase Price.

5.2 Payments Generally

All payments hereunder will be effected by way of wire transfer to a bank account of the recipient of the funds, as such party may in writing direct.

5.3 Right of Access

(a) From and after the date of execution of this Agreement until the earlier to occur of the Occupation Date or termination of this Agreement in accordance with its terms, Argonaut shall have the right to enter upon the Richmont Transferred Property for the purposes of drilling and exploration activities and such other activities as are consistent with its business. If this Agreement is terminated in accordance with its terms prior to the Occupation Date and the Richmont Transferred Property is not transferred to Argonaut, Argonaut shall remediate any damage caused to the Richmont Transferred Property as a result of its activities on the Richmont Transferred Property.

(b) From and after the date of execution of this Agreement until the earlier to occur of the Occupation Date or termination of this Agreement in accordance with its terms, Richmont shall have the right to enter upon the Argonaut Transferred Property for the purposes of drilling and exploration activities and such other activities as are consistent with its business. If this Agreement is terminated in accordance with its terms prior to the Occupation Date and the Argonaut Transferred Property is not transferred to Richmont, Richmont shall remediate any damage caused to the Argonaut Transferred Property as a result of its activities on the Argonaut Transferred Property.

5.4 Commencement of the Occupation Period

On the Occupation Date:

(a) the parties hereto shall enter into the Operating Agreement; and

(b) Argonaut shall take such steps as are required to ensure that the Argonaut Transferred Property is subject only to the Argonaut Permitted Liens and Richmont shall take such steps as are required to ensure that the Richmont Transferred Property is subject only to the Richmont Permitted Liens, following which Argonaut shall cause to be registered a copy of this Agreement, as amended by the Amending Agreement, against all of the Transferred Properties (the "**Registered APS**"). Richmont agrees to provide such consents/approvals as may be required in order to permit the foregoing registration.

5.5 Pursuit of consents during Occupation Period

During the Occupation Period, each party shall continue to promptly apply for and diligently prosecute each of the required deliverables pursuant to Section 2.5 hereof. Each party shall keep the other party informed, on an ongoing basis, of the status of such required deliverables, and agrees to cooperate with the other party and their agents in a combined effort to obtain such required deliverables in the most expedient manner possible. Each party agrees to and act upon all reasonable suggestions of the other party for advancing the timeline for obtaining such deliverables.

5.6 Failure to obtain consents

If, on the End Date, despite the prompt application for and diligent prosecution of the deliverables, consents, approvals and applications that each party is required to obtain pursuant to Section 2.5, any Governmental Body refuses to grant a deliverable, consent, approval or application that a party is required to obtain pursuant to Section 2.5 then:

(a) the parties shall execute and deliver to Bennett Jones LLP, a joint direction, in accordance with Section 4(c) of the Escrow Agreement, to release the Escrowed Funds (as such term is defined in the Escrow Agreement) to Argonaut; and

(b) the Purchase Agreement (as amended), the Operating Agreement and the Hundred Metre Licence Agreement shall terminate.

5.7 Renewal of leases during Occupation Period

One-hundred and twenty (120) days prior to the expiration of the term of any leasehold interest forming part of the Transferred Property (prior to the transfer of such interest to the other party pursuant to the terms hereof), the party who is the registered owner of such leasehold interest shall provide notice to the other party of the impending expiration or such leasehold interest. Upon receipt of such notice, the other party shall have ten (10) days to request that the registered owner of such leasehold interest: (i) allow such leasehold interest to expire and/or make an application to the Minister to have such leasehold interest issued in favour of the other party; (ii) apply for and diligently pursue a renewal of such leasehold interest; or (iii) take such other actions in respect of such leasehold interest as may be reasonably required by the other party. The registered owner of such leasehold interest shall, at its expense, take such actions as are requested by the other party pursuant to this section.

5.8 Closing

Each party shall immediately notify the other party when it has received all of the consents and approvals referred to in Section 2.5(a) or 2.5(b) as applicable. Once each party has confirmed to the other party that all the consents and approvals are received, without any further delay, on the first Business Day following such confirmation (the "**Closing Date**"):

(a) Each party shall execute and deliver to the other party one or more Transfers and such other instruments and/or documents which may be appropriate or necessary, in such other party's opinion acting reasonably, to register such party's title to the Transferred Property in the name of the other party, in each case free and clear of Liens other than the applicable Permitted Liens and Existing Royalties;

(b) Each party shall execute and deliver to the other party a bringdown certificate confirming that all of the representations and warranties of such party made in this Agreement shall be true and correct as of the Closing Date with the same effect as if made on and as of the Closing Date (except those representations and warranties which may be affected by events or transactions resulting from entering into this Agreement) and confirming that such party is not in violation of any of its covenants hereunder;

(c) Upon receipt of such deliverables, the other party shall submit such Transfer(s) for registration and the party shall deliver to the other party such consents/approvals as may be required in order to discharge the Registered APS from the Transferred Property;

(d) The parties hereto shall execute and deliver to each other the agreements attached as Schedule "G" and Schedule "H" hereto, together with such consents/approvals as may be required in order to register the agreement attached as Schedule "H" hereto against title to the Richmont Transferred Property and to register the agreement attached as Schedule "G" hereto against the Argonaut Transferred Property; and

(e) The parties shall execute and deliver to Bennett Jones LLP, a joint direction, in accordance with Section 4(c) of the Escrow Agreement, to release the Escrowed Funds (as such term is defined in the Escrow Agreement) to Richmont.

SCHEDULE "G"
OPERATING AGREEMENT

THIS AGREEMENT dated the ___ day of ________________, 2014.

AMONG:

PRODIGY GOLD INC.

("Argonaut")

- and -

RICHMONT MINES INC.

("Richmont")

WHEREAS pursuant to an agreement of purchase and sale dated October 15, 2013 (as amended, restated, supplemented, modified, or assigned from time to time, collectively the "**Purchase Agreement**") Argonaut agreed to transfer to Richmont certain mining claims and mining leases as more particularly described in the Purchase Agreement and Richmont agreed to transfer certain mining claims and mining leases to Argonaut as more particularly described in the Purchase Agreement;

AND WHEREAS certain consents or approvals from Governmental Bodies are required in order to complete the transfer of mining claims and mining leases as set forth in the Purchase Agreement, and these consents or approvals are not likely to be available in a timely manner;

AND WHEREAS the Purchase Agreement provides for the execution and delivery of this Agreement to grant to the parties thereto certain rights to operate on the Transferred Property prior to the completion of the transfer of mining claims and mining leases as set forth in the Purchase Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration and the sum of TEN DOLLARS ($10.00) of lawful money of Canada now paid by each of the parties hereto to each of the others (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby covenant and agree, to and with each other, as follows:

ARTICLE 1
RECITALS & DEFINITIONS

1.01 The recitals hereinbefore set forth are true in substance and in fact.

1.02 All capitalized terms used but not defined herein have the meanings ascribed thereto in the Purchase Agreement. In addition to any other words, terms or phrases specifically

defined elsewhere in this Agreement, the following terms shall have the meanings hereafter ascribed to them:

(a) "**Permittees**" means a party's successors, assigns and successors in title (including, without limitation, its agents, contractors, workmen, customers, visitors, invitees and licensees and the agents, contractors, workmen, customers, visitors, invitees and licensees of the successors, assigns and successors in title).

ARTICLE 2
GRANT OF RICHMONT PROPERTY LICENSE

2.01 Richmont hereby transfers, grants and conveys to Argonaut and its Permittees for the duration of the Occupation Period a free and uninterrupted, exclusive license over the Richmont Transferred Property (the "**Richmont Property License**") for the following purposes:

(a) to access lake water located on or adjacent to the Richmont Transferred Property and/or any lands owned from time to time by Richmont and in connection therewith to install and maintain pipes to transport such water;

(b) to dig, drill, excavate, mine, or explore the Richmont Transferred Property, including to conduct any baseline studies and any work required in order to develop the Richmont Transferred Property and/or any lands owned from time to time by Argonaut into a minable resource ;

(c) to construct any berm, dyke, wall, road, path, or barrier as required in order to facilitate Argonaut's business activities appurtenant to the Richmont Transferred Property and/or any lands owned from time to time by Argonaut;

(d) to travel through, upon, along or under any portion the Richmont Transferred Property and/or use the Richmont Transferred Property for the purposes of access to any lands owned from time to time by Argonaut as required for activities as are consistent with Argonaut's business; and

(e) such other activities as are consistent with Argonaut's business;

2.02 During the Occupation Period, Richmont shall assume full financial responsibility for the payment of: (i) the Existing Royalties applicable to the Richmont Transferred Property; and (ii) all real property or mining taxes, charges, maintenance, and/or utility payments applicable to the Richmont Transferred Property payable to any Governmental Body.

2.03 Richmont confirms and agrees that the Richmont Property License shall include the right to, and that Argonaut shall be permitted to, extract, mine, and/or remove any and all ores, minerals, metals and materials from the Richmont Transferred Property, and that Argonaut shall retain the rights to any such ores, minerals, metals and materials so extracted, mined, and/or removed, subject to the applicable Existing Royalties and mining taxes.

2.04 Argonaut will, upon request from Richmont, share all exploration results obtained by Argonaut on the Richmont Transferred Property during the Occupation Period.

ARTICLE 3
GRANT OF ARGONAUT PROPERTY LICENSE

3.01 Argonaut hereby transfers, grants and conveys to Richmont and its Permittees for the duration of the Occupation Period a free and uninterrupted, exclusive license over the Argonaut Transferred Property (the "**Argonaut Property License**") for the following purposes:

(a) to access lake water located on or adjacent to the Argonaut Transferred Property and/or any lands owned from time to time by Argonaut and in connection therewith to install and maintain pipes to transport such water;

(b) to dig, drill, excavate, mine, or explore the Argonaut Transferred Property, including to conduct any baseline studies and any work required in order to develop the Argonaut Transferred Property and/or any lands owned from time to time by Richmont into a minable resource ;

(c) to construct any berm, dyke, wall, road, path, or barrier as required in order to facilitate Richmont's business activities appurtenant to the Argonaut Transferred Property and/or any lands owned from time to time by Richmont;

(d) to travel through, upon, along or under any portion the Argonaut Transferred Property and/or use the Argonaut Transferred Property for the purposes of access to any lands owned from time to time by Richmont as required for activities as are consistent with Richmont's business; and

(e) such other activities as are consistent with Richmont's business;

3.02 During the Occupation Period, Argonaut shall assume full financial responsibility for the payment of: (i) the Existing Royalties applicable to the Argonaut Transferred Property; and (ii) all real property or mining taxes, charges, maintenance, and/or utility payments applicable to the Argonaut Transferred Property payable to any Governmental Body.

3.03 Argonaut confirms and agrees that the Argonaut Property License shall include the right to, and that Richmont shall be permitted to, extract, mine, and/or remove any and all ores, minerals, metals and materials from the Argonaut Transferred Property, and that Richmont shall retain the rights to any such ores, minerals, metals and materials so extracted, mined, and/or removed, subject to the applicable Existing Royalties and mining taxes.

3.04 Richmont will, upon request from Argonaut, share all exploration results obtained by Richmont on the Argonaut Transferred Property during the Occupation Period.

ARTICLE 4
RIGHT TO TRANSFER

4.01 The Argonaut Property License may not be transferred or assigned by Richmont without the prior written consent of Argonaut. The Richmont Property License may not be transferred or assigned by Argonaut without the prior written consent of Richmont.

ARTICLE 5
ACCESS TO RICHMONT TRANSFERRED PROPERTY

5.01 Argonaut acknowledges that the access road that services Richmont's existing mining operations runs across the Richmont Transferred Property. Argonaut shall not take any steps to prevent the use, maintenance and operation (cost and expense to be shared proportionally between the parties) of such access road by Richmont. If at any time, it is desirable or expedient for Argonaut's purposes that the access road be relocated then Argonaut, upon reasonable prior notice and consent of Richmont, such consent not to be unreasonably withheld or delayed, and at Argonaut's sole cost and expense, shall have the right to relocate the access road to another location.

ARTICLE 6
COOPERATION AND USE OF LICENSE

6.01 The parties hereby agree to cooperate with each other in connection with the use of the License Lands to minimize the interruptions, disruptions or inconvenience occasioned to the other party pursuant to each party's use of the License Lands and/or the lands surrounding the License Lands.

ARTICLE 7
MUTUAL INDEMNITY

7.01 Each of the parties hereby covenant and agree to indemnify and save each other harmless (except for loss or damage resulting from the gross negligence of such other parties) from and against any and all claims, costs, damages and liabilities which any one or more of them may suffer or incur as a result of any of them or their respective Permittees using or enjoying the Transferred Property.

ARTICLE 8
SUCCESSORS AND ASSIGNS

8.01 This Agreement shall be binding upon, and shall enure to the benefit of the parties hereto and their respective successors and assigns.

8.02 Without limiting the provisions or restrictions in the Loan Documents with respect to transfers and charges of the Transferred Property to a party other than either of the parties hereto, it shall be a precondition to the valid sale, transfer, or other conveyance of the whole or any portion of the Transferred Property that the transferee shall deliver to the other applicable party hereto a written covenant to be bound by all of the terms, covenants and conditions hereof. Furthermore, no mortgaging of charging of the whole or

any portion of the Transferred Property shall occur unless the mortgagee or chargee agrees in writing with the other applicable party hereto that if and for so long as it is in possession, control or ownership of any portion of the Transferred Property it shall be bound by all of the terms, covenants and conditions hereof.

ARTICLE 9
PLANNING ACT

9.01 This Agreement is subject to the provisions of the *Planning Act* (Ontario), as amended. This Agreement is to be effective only if the provisions of the *Planning Act* (Ontario) are complied with. If any consent to this Agreement is required under the *Planning Act* (Ontario) the parties shall cooperate in order to obtain same and shall share all expenses related thereto. Until such necessary consent is obtained the term of this Agreement shall be read as not exceeding twenty-one (21) years less one (1) day and in the event such consent is not obtained the term hereof, including any renewal options, shall not exceed twenty-one (21) years less one (1) day.

ARTICLE 10
GENERAL

10.01 Any notice, request, consent, acceptance, waiver or other communication required or permitted to be given under this Agreement shall be given in accordance with the provisions of the Purchase Agreement.

10.02 The headings used throughout the body of this Agreement form no part hereof, but shall be deemed to be inserted for convenience of reference only.

10.03 This Agreement shall be governed by and interpreted in accordance with the provisions of the laws of the Province of Ontario and the laws of Canada applicable therein.

10.04 This Agreement shall be read and construed as the number and gender of the party or parties referred to in each case requires, and as may otherwise be required by the context.

10.05 The parties hereby covenant and agree to forthwith execute all further assurances, easement agreements or other documents or instruments as may be necessary or required to carry out the true intent of these presents.

10.06 If any clause or section of this Agreement shall be determined by a court of competent jurisdiction to be illegal or unenforceable, then such clause or section shall be considered separate and severable from the rest of this Agreement, and the remaining provisions thereof shall remain in full force and effect, and shall be binding upon the parties hereto as though the said illegal or unenforceable clause or section had never been included.

10.07 This Agreement may be executed in one or more counterparts and delivered by facsimile or electronic transmission, each of which when so executed shall constitute an original, and all of which shall together constitute one and the same Agreement.

[Remainder of page intentionally left blank]

DATED this _______ day of _________, 201__.

RICHMONT MINES INC.

By: ______________________________
Name:
Title:

PRODIGY GOLD INC.

By: ______________________________
Name:
Title: